Exhibit 10.3

EMPLOYMENT AGREEMENT

             This Employment Agreement (the “Agreement”) is made, entered into by and between SORL Auto Parts, Inc., a Delaware corporation (the “Company”), and Xiao Ping Zhang (the “Executive”), effective as of May 1, 2006 (the “Effective Date”).

1.          RECITALS.

             WHEREAS, Executive is currently employed by the Company as its Chief Executive Officer;

             WHEREAS, the Company desires to insure the continued employment of the Executive; and

             WHEREAS, the Executive is willing to commit to a long-term agreement to serve the Company as its principal executive officer;

             NOW, THEREFORE, the Company and the Executive desire to set forth in this Agreement the terms and conditions of the Executive’s employment with the Company.

2.          EMPLOYMENT.

             The Company hereby employs the Executive as Chief Executive Officer of the Company and the Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth, for a period of five years from the Effective Date.   Following the expiration of the term of this Agreement, this Agreement shall continue thereafter for additional one year periods, unless the Board of Directors (the “Board”) votes not to renew and provides the Executive with written notice of the Company’s intention not to renew by no later than six months prior to the expiration of the initial term, or any subsequent one-year term, of this Agreement.  Executive’s term of employment is hereinafter referred to as the “Term.”

3.          DUTIES.

             A.          The Company hereby employs the Executive to perform the duties and responsibilities of Chief Executive Officer of the Company and to perform such other duties as the Board of the Company may from time to time reasonably designate.  Throughout the term, Executive shall faithfully and diligently perform Executive’s duties in conformity with the directions of the Board and serve the Company to the best of Executive’s ability.  Executive shall devote as much of Executive’s working time, attention and energies to the business and affairs of the Company as Executive determines, in his sole and absolute discretion, is appropriate, it being understood that Executive is also an executive of Ruili Group Co. Ltd.  Executive shall also be a nominated as a member of the Board prior to each meeting of stockholders at which the Board of Directors is elected.  Executive shall have the duties and responsibilities commonly incident to the position of a Chief Executive Officer.  Additionally, Executive shall act as Chief Executive Officer of Ruili Group Ruian Auto Parts Co. Ltd., the Company’s principal operating subsidiary.

             B.          The Executive shall report only to the Board and at no time shall be required to report to management, irrespective of future job title or responsibilities.

4.          COMPENSATION.

             A.          Salary and Bonus.  The compensation of Executive including bonuses shall be determined from time to time by the Compensation Committee of the Company’s Board of Directors taking into account the performance of the Executive and the results of operations of the Company.

             B.          Reimbursements.  During the Term upon presentation to the Company of written records thereof, the Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by him in connection with the Company’s business, including without limitation reasonable travel and entertainment expenses.

             C.          Cellular Telephone.  During the Term, Executive shall be entitled to the use of a cellular telephone and the monthly access charge and any business-related charges shall be paid by the Company.

             D.          Vehicle.  During the Term, Executive shall be entitled to the use of a company vehicle including gas and insurance paid to Executive in the form of a monthly allowance.

             E.          Computers and Internet.  During the Term, Executive shall be entitled to the use of business appropriate computer equipment required by Executive to perform his duties including monthly access charges for the Internet and any business-related charges shall be paid by the Company.

             F.          Home Office.  Because the Company is a public Company in the United States and its stock is listed on the NASDAQ Stock Market, the parties acknowledge that Executive shall be working from home late evenings and early mornings from time to time based on time zone differences. Accordingly, Executive shall be entitled to reimbursement for setting up a home office with appropriate telephone, communications, office and computer equipment for such purpose.

             G.          Employee Benefit Plans.  The Executive shall be entitled to participate in all other employee benefit on terms commensurate with the benefits awarded management personnel of comparable status with the Company, including medical insurance.

5.          TERMINATION.

             A.          Death or Disability.  The Executive’s employment and this Agreement shall terminate automatically upon the Executive’s death.  If the Company determines in good faith that Disability of the Executive has occurred (pursuant to the definition of Disability set forth below), it may give to the Executive written notice of its intention to terminate the Executive’s employment.  In such event, the Executive’s employment with the Company shall terminate effective on the day of receipt of such notice by the Executive.  For purposes of this Agreement, “Disability” shall mean the absence of the Executive from his duties with the Company on the basis provided in this Agreement for a period of 180 consecutive days due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or his legal representative.

             B.          Cause.  The Company may terminate this Agreement and the Executive’s employment for Cause.  For purposes of this Agreement, “Cause” shall mean that the Executive has been convicted of:  (1) an act of fraud upon or toward the Company; or (2) a felony.

6.          SEVERANCE COMPENSATION

             A.          Death or Disability.  If the Executive’s employment is terminated by reason of the Executive’s death or Disability, this Agreement shall terminate without further obligations to the Company or to the Executive or his legal representatives under this Agreement, other than, in the case of death, for payment of the Executive’s then salary by the Company for the remaining portion of the Term of to the extent not theretofore paid, which shall be paid to the Executive or his estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the date of termination, and in the case of Disability all earned and accrued but unpaid salary through the date of Disability.

             B.          Cause.  If the Executive’s employment is terminated by the Company for Cause, this Agreement shall terminate without further obligation to the Company or to the Executive other than for the timely payment by the Company of earned and accrued salary of the Executive through the date of termination.

             C.          Termination Without Cause or With Good Reason.  If the Executive is terminated for any reason other than for death, Disability or Cause, or if the Executive resigns with good reason (as that term is defined below), this Agreement shall terminate without further obligations to the Company or to the Executive under this Agreement, other than for payment of all salary by the Company owed for the remaining portion of the Term, which shall be paid in a lump sum within 30 days of the termination date.

             For purposes of Section 6C., the Executive shall be deemed to have resigned “with good reason” if he does so as a result of the Company having done the following without the Executive’s express written consent:  changed the Executive’s reporting responsibilities, changed his title as the Chief Executive Officer or changed the Executive’s duties, responsibilities, without obtaining Executive’s prior written consent.

7.          CONFIDENTIAL INFORMATION.

             A.          Confidential Information.  The Executive shall hold and keep confidential for the benefit of the Company all secret or confidential information, files, documents other media in which confidential information is contained, knowledge or data (collectively the “Confidential Information”) relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during his employment by the Company or any of its affiliated companies. Confidential Information does not include information that is already public knowledge at the time of disclosure (other than by acts by the Executive or his representatives in violation of this Agreement) or that is provided to the Executive by a third party without an obligation with the Company to maintain the confidentiality of such information.  After termination of the Executive’s employment with the Company, he shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any Confidential Information to anyone other than the Company and those designated by it.

             The Executive shall acknowledge that all confidential documents are and shall remain the sole and exclusive property of the Company regardless of who originally acquired the confidential documents.  The Executive agrees to return to the Company promptly upon the expiration or termination of his employment or at any other time when requested by the Company, any and all property of the Company, including, but not limited to, all confidential documents and copies thereof in his possession or control.

8.          CONFLICTING AGREEMENTS.

             The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder is not in breach of or in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

9.          OWNERSHIP OF INVENTIONS.

             All ideas, inventions, trademarks, proprietary information, know-how, processes and other developments or improvements developed by the Executive, alone or with others, during the term of his employment, that are within the scope of the Company’s business operations or that relate to the Company’s work or projects, are the exclusive property of the Company.

             In that regard, the Executive agrees to disclose promptly to the Company any and all inventions, discoveries, trademarks, proprietary information, know-how, processes or improvements, patentable or otherwise, that he may make from the beginning of his employment until the termination thereof, that relate to the business of Company, whether such is made solely or jointly with others.  The Executive further agrees that, during the term of this Agreement, he will provide the Company with a reasonable level of assistance, at the Company’s sole option and expense, to obtain patents in the United States of America, the People’s Republic of China or elsewhere on any such ideas, inventions, trademarks and other developments, and agrees to execute all documents necessary to obtain such patents in the name of the Company.

             The Executive’s obligations and covenants herein contained in this Section 9 shall continue in effect after the termination of his employment with respect to all and any inventions, discoveries and improvements made, or conceived by him during the term of the Executive’s employment, and said obligation shall be binding upon the Executive’s assigns, heirs, executors, administrators or other legal representatives.

10.        SUCCESSORS.

             A.          This Agreement is personal to the Executive and shall not, without the prior written consent of the Company, be assignable by the Executive.

             B.          This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes.  As used herein, “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise.

11.        SPECIFIC PERFORMANCE.

             The Executive is obligated, under Section 7 hereof, to protect the Confidential Information of the Company.  Any loss resulting from a breach of the Executive’s obligations to protect the Confidential Information could not be reasonably or adequately compensated in damages in an action at law.  Therefore, in addition to other remedies provided by law or this Agreement, the Company shall have the right to obtain injunctive relief, in the appropriate court, at any time, against the dissemination by the Executive of the Confidential Information, or the use of such information by the Executive in violation of Section 7 hereof.

12.        WAIVER.

             No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement.  No waiver shall be binding unless in writing and signed by the party waiving the breach.

13.        MODIFICATION.

             This Agreement may not be amended or modified other than by a written agreement executed by the Executive and the Board.  Commencement or continuation of any custom, practice or usage by the Company shall not constitute a modification hereof or otherwise give rise to enforceable rights or create obligations of the Company.

14.        SAVINGS CLAUSE.

             If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

15.        GOVERNING LAW.

             This Agreement shall be deemed to have been executed and delivered within the State of Delaware, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Delaware.

16.        CONSTRUCTION.

             Each party has cooperated in the drafting and preparation of this Agreement.  Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

17.        ASSIGNABILITY.

             Neither this Agreement nor any right or obligation hereunder is assignable in whole or in party, whether by operation of law or otherwise, by any party without the express written consent of the other parties and any such attempted assignment shall be void and unenforceable.

18.        COMMUNICATIONS.

             All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed to the Executive at the address set forth on the signature page hereof, or addressed to the Company.  Any party may change the address at which notice shall be given by written notice given in the above manner.

19.        EXECUTION.

             This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

20.        LEGAL COUNSEL.

             The Executive and the Company recognize that this is a legally binding contract and acknowledge and agree that they have each had the opportunity to consult with legal counsel of their choice.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SORL AUTO PARTS, INC.	EXECUTIVE:

By:

Name:	Xiao Ping Zhang
Title: